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                                                                   EXHIBIT 99.4

                                                      [ALLIANCE CAPITAL GRAPHIC]


FOR IMMEDIATE RELEASE

Contact:  Karen Caddick (Director of Investor Relations)     John Meyers (media)
          (212) 969-6414                                          (212) 969-2301
          investor_relations@acml.com                       john_meyers@acml.com


                                ALLIANCE CAPITAL
                   ANNOUNCES YEAR-END ASSETS UNDER MANAGEMENT


NEW YORK, NY, JANUARY 9, 2001 - Alliance Capital Management Holding L.P. ("Alliance Holding") (NYSE: "AC") and Alliance Capital Management L.P. ("Alliance Capital") today reported that Alliance Capital had assets under management of approximately $454 billion at December 31, 2000, compared with assets under management of approximately $474 billion at October 2, 2000.*

           Alliance Capital earns a majority of its revenues from fees charged on client assets under management; therefore, changes in the value of assets under management can impact Alliance Capital's profits, either positively or negatively.

           "Generally, our growth portfolios, which account for a significant portion of assets under management, outperformed their growth benchmarks," said Mr. Bruce W. Calvert, Chief Executive Officer. "However, during the fourth quarter growth stocks underperformed the broader market, as demonstrated by a 21.3% decline in the Russell 1000 Growth Index compared to a 7.8% decline in the S&P 500 Index. Alliance Capital's value oriented portfolios also outperformed their benchmarks, quite significantly in the case of our Strategic Value portfolio. The value segment of the market did better overall in the fourth quarter, with the Russell 1000 Value Index rising 3.6%, in contrast to the decline in the S&P 500 Index."

           Mr. Calvert added, "Overall, Alliance Capital experienced positive net new asset flows in the fourth quarter. Retail mutual funds and wrap account net flows were positive each month, although at lower levels than in each of the first three quarters of the year. For the quarter, we also recorded positive net inflows in our institutional money


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management business."

* Includes assets previously managed by Sanford C. Bernstein whose business was acquired by Alliance Capital on October 2, 2000.

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           Mr. Calvert continued, "Despite market-driven declines in assets under management, we remain optimistic about our business prospects and we will continue to selectively invest for the long-term growth of our business."

           ABOUT ALLIANCE CAPITAL

           Alliance Capital is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high net worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios. As one of the world's leading buy-side research organizations, Alliance Capital can compete for virtually any portfolio assignment in any developed capital market, U.S. or international.

           Alliance Holding owns approximately 30% of the units of limited partnership interest in Alliance Capital. AXA Financial, Inc. owns approximately 2% of the outstanding Alliance Holding Units and 53% of the outstanding Alliance Capital units, amounting to an approximate 53% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly-owned subsidiary of AXA.

           FORWARD LOOKING STATEMENTS

           Certain statements included in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of such factors include but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital's sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.

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